Exhibit (a)(1)(E)

Letter to Clients with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
The KeyW Holding Corporation
 a Maryland corporation
at
$11.25 Net Per Share
Pursuant to the Offer to Purchase Dated May 13, 2019
by
Atom Acquisition Sub, Inc.
a wholly owned indirect subsidiary of
Jacobs Engineering Group Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER
11:59 P.M., NEW YORK CITY TIME, ON JUNE 11, 2019, UNLESS THE OFFER IS EXTENDED OR
EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE
“EXPIRATION TIME”).

May 13, 2019

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 13, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”) in connection with the offer by Atom Acquisition Sub, Inc., a Maryland corporation (“Merger Sub”) and a wholly-owned indirect subsidiary of Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs”), to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of The KeyW Holding Corporation, a Maryland corporation (“KeyW”), at a price of $11.25 per Share, net to the holder in cash, without interest thereon (the “Offer Price”) and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Each Share owned by KeyW or by Jacobs or Merger Sub or any of their respective wholly-owned subsidiaries immediately before the effective time of the Merger (as discussed below) is not eligible for the Offer.

THE BOARD OF DIRECTORS OF KEYW HAS UNANIMOUSLY AMONG THOSE VOTING RESOLVED TO RECOMMEND THAT SHAREHOLDERS OF KEYW ACCEPT THE OFFER AND TENDER THEIR SHARES TO MERGER SUB PURSUANT TO THE OFFER.

Also enclosed is a letter to the stockholders of KeyW from the President and Chief Executive Officer of KeyW, accompanied by KeyW’s Solicitation/Recommendation Statement on Schedule 14D-9.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.      The offer price for the Offer is $11.25 per Share net to the holder in cash, without interest thereon and less any applicable withholding taxes.

2.      The Offer is being made for all outstanding Shares. Each Share owned by KeyW or by Jacobs, Merger Sub or any of their respective wholly-owned subsidiaries immediately before the effective time of the Merger is not eligible for the Offer.

3.      The Offer is being made in connection with the Agreement and Plan of Merger, dated as of April 21, 2019 (as it may be amended from time to time, the “Merger Agreement”), by and among Jacobs, Merger Sub and KeyW, pursuant to which, as promptly as reasonably practicable following the consummation of the Offer and subject to the satisfaction of, or to the extent waivable under applicable law by Merger Sub, waiver by Merger Sub of certain conditions, Merger Sub will be merged with and into KeyW (the “Merger”) without any vote or other action by the shareholders of KeyW in accordance with Section 3-106.1 of the General Corporation Law of the State of Maryland (the “MGCL”), with KeyW continuing as the surviving company and thereby becoming a wholly-owned indirect subsidiary of Jacobs as a result of the Merger. At the effective time of the Merger, all then outstanding Shares (other than Shares held by (i) KeyW or (ii) Jacobs, Merger Sub or any of their respective wholly-owned subsidiaries) will be converted into the right to receive consideration equal to the Offer Price, without interest thereon and less any applicable withholding taxes.

The KeyW board of directors has unanimously among those voting: (i) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement (the “Transactions”), (ii) determined that it is in the best interests of KeyW and its stockholders that KeyW enter into the Merger Agreement and consummate the Transactions on the terms and subject to the conditions set forth in the Merger Agreement, (iii) resolved that the Merger shall be effected under Section 3-106.1 of the MGCL and that the Merger shall be consummated as promptly as practicable following the consummation of the Offer and (iv) resolved to recommend that the stockholders of KeyW accept the Offer and tender their Shares to Merger Sub pursuant to the Offer.

4.      The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on June 11, 2019, unless the Offer is extended by Merger Sub or earlier terminated in accordance with the Merger Agreement.

5.      The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

6.      Tendering shareholders who are record owners of their Shares and who tender directly to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Merger Sub pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Merger Sub.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
The KeyW Holding Corporation
 a Maryland corporation
at
$11.25 Net Per Share
Pursuant to the Offer to Purchase Dated May 13, 2019
by
Atom Acquisition Sub, Inc.
a wholly owned indirect subsidiary of
Jacobs Engineering Group Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 13, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and the other related materials, as each may be amended or supplemented from time to time, the “Offer”), in connection with the offer by Atom Acquisition Sub, Inc., a Maryland corporation (“Merger Sub”) and a wholly-owned indirect subsidiary of Jacobs Engineering Group Inc., a Delaware corporation, to purchase, subject to certain conditions, including the satisfaction of the Minimum Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of The KeyW Holding Corporation, a Maryland corporation, at a price of $11.25 per Share, net to the holder in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer. Each Share owned by KeyW or by Jacobs, Merger Sub or any of their respective wholly-owned subsidiaries immediately before the effective time of the Merger is not eligible for the Offer.

The undersigned hereby instruct(s) you to tender to Merger Sub the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Merger Sub and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                 SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated: ______________________
Signature(s)

Please Print Name(s) and Capacity**

Address: __________________________________________________________________________________

Telephone No. (including Area Code): _________________

Tax Identification or Social Security No.:_________________

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.